Exhibit 12

GODFREY & KAHN, S.C.
Attorneys at Law
780 North Water Street
Milwaukee, Wisconsin 53202
Tel. (414) 273-3500
Fax (414) 273-5198

              , 2002

Board of Directors
Strong Equity Funds, Inc.
100 Heritage Reserve
Menomonee Falls, WI 53051

Board of Trustees
Advisors Series Trust
4455 East Camelback Road, Suite 261E
Phoenix, AZ 85018

Ladies and Gentlemen:

        We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the following proposed transactions:

    The acquisition of all of the assets of the Rockhaven Fund (the "Rockhaven Fund"), which is a series of the Advisors Series Trust (the "Trust"), a Delaware business trust, by the Strong Advisor Large Company Core Fund (the "Core Fund"), which is a series of the Strong Equity Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Wisconsin, in exchange for Class A shares of the Core Fund (the "Core Fund Shares") equal in value to the assets of the Rockhaven Fund (the "Rockhaven Fund Acquisition"), pursuant to the applicable corporate laws of the State of Wisconsin and in accordance with that certain Agreement and Plan of Reorganization between the Trust, on behalf of the Rockhaven Fund, and the Corporation, on behalf of the Core Fund, dated as of __________ (the "Rockhaven Fund Reorganization Agreement"); and
    The acquisition of all of the assets of the Rockhaven Premier Dividend Fund (the "Premier Fund"), which is a series of the Trust, by the Strong Large Company Growth Fund (the "Growth Fund"), which is a series of the Corporation, in exchange for Investor Class shares of the Growth Fund (the "Growth Fund Shares") equal in value to the assets of the Premier Fund (the "Premier Fund Acquisition"), pursuant to the applicable corporate laws of the State of Wisconsin and in accordance with that certain Agreement and Plan of Reorganization between the Trust, on behalf of the Premier Fund, and the Corporation, on behalf of the Growth Fund, dated as of __________ (the "Premier Fund Reorganization Agreement").

        Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as counsel to the Corporation in connection with the Rockhaven Fund Acquisition and the Premier Fund Acquisition (collectively, the "Acquisitions"). As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times including on the anticipated Closing Date, of the statements, covenants, conditions, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

    The Rockhaven Fund Reorganization Agreement and the Premier Fund Reorganization Agreement (collectively, the "Agreements");
    The Registration Statement of the Corporation on Form N-14 as filed with the Securities and Exchange Commission on June 28, 2002 (the "Registration Statement") and the Proxy Statement/Prospectus included therein;
    Certificates of certain officers of the Corporation and the Trust as to the satisfaction of various conditions for the Acquisitions under the Agreements; and
    Such other instruments and documents related to the formation, organization and operation of the Core Fund, the Growth Fund, the Rockhaven Fund and the Premier Fund or the consummation of the Acquisitions and the transactions contemplated thereby as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof) that:

    Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents or the forms thereof included in the Registration Statement, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and
    The Acquisitions will be consummated pursuant to the Agreements and as described in the Registration Statement.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes:

        (a)     The transfer to the Core Fund of all of the assets of the Rockhaven Fund in exchange solely for Core Fund Shares, the assumption by the Core Fund of all of the liabilities of the Rockhaven Fund followed by the distribution of Core Fund Shares to Rockhaven Fund shareholders in exchange for their shares of the Rockhaven Fund in complete liquidation of the Rockhaven Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Core Fund and the Rockhaven Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

        (b)     The transfer to the Growth Fund of all of the assets of the Premier Fund in exchange solely for Growth Fund Shares, the assumption by the Growth Fund of all of the liabilities of the Premier Fund followed by the distribution of Growth Fund Shares to Premier Fund shareholders in exchange for their shares of the Premier Fund in complete liquidation of the Premier Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Growth Fund and the Premier Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

        (c)     In accordance with Section 361(a) of the Code, no gain or loss will be recognized by the Rockhaven Fund upon the transfer of its assets to the Core Fund in exchange for Core Fund Shares and the assumption by the Core Fund of the liabilities of the Rockhaven Fund or upon the distribution (whether actual or constructive) of the Core Fund Shares to the Rockhaven Fund shareholders in exchange for their shares of the Rockhaven Fund under Section 361(c) of the Code.

        (d)     In accordance with Section 361(a) of the Code, no gain or loss will be recognized by the Premier Fund upon the transfer of its assets to the Growth Fund in exchange for Growth Fund Shares and the assumption by the Growth Fund of the liabilities of the Premier Fund or upon the distribution (whether actual or constructive) of the Growth Fund Shares to the Premier Fund shareholders in exchange for their shares of the Premier Fund under Section 361(c) of the Code.

        (e)     In accordance with Section 362(b) of the Code, the basis of the assets of the Rockhaven Fund in the hands of the Core Fund will be the same as the basis of such assets immediately prior to the transfer, and the basis of the assets of the Premier Fund in the hands of the Growth Fund will be the same as the basis of such assets immediately prior to the transfer.

        (f)     The holding period of the assets of the Rockhaven Fund in the hands of the Core Fund will include the period during which such assets were held by the Rockhaven Fund, and the holding period of the assets of the Premier Fund in the hands of the Growth Fund will include the period during which such assets were held by the Premier Fund.

        (g)     Under Section 1032 of the Code, no gain or loss will be recognized by the Core Fund upon the receipt of the assets of the Rockhaven Fund in exchange for Core Fund Shares and the assumption by the Core Fund of the liabilities of the Rockhaven Fund, and no gain or loss will be recognized by the Growth Fund upon the receipt of the assets of the Premier Fund in exchange for Growth Fund Shares and the assumption by the Growth Fund of the liabilities of the Premier Fund.

        (h)     In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the Rockhaven Fund shareholders upon the receipt of Core Fund Shares solely in exchange for their shares of the Rockhaven Fund as part of the transaction, and no gain or loss will be recognized by the Premier Fund shareholders upon the receipt of Growth Fund Shares solely in exchange for their shares of the Premier Fund as part of the transaction.

        (i)     In accordance with Section 358 of the Code, the basis of the Core Fund Shares received by the Rockhaven Fund shareholders will be the same as the basis of the shares of the Rockhaven Fund exchanged therefor, and the basis of the Growth Fund Shares received by the Premier Fund shareholders will be the same as the basis of the shares of the Premier Fund exchanged therefor.

        (j)     In accordance with Section 1223 of the Code, the holding period of the Core Fund Shares received by the Rockhaven Fund shareholders will include the holding period during which the shares of the Rockhaven Fund exchanged therefor were held, provided that at the time of the exchange, the shares of the Rockhaven Fund were held as capital assets in the hands of the Rockhaven Fund shareholders.

        (k)     In accordance with Section 1223 of the Code, the holding period of the Growth Fund Shares received by the Premier Fund shareholders will include the holding period during which the shares of the Premier Fund exchanged therefor were held, provided that at the time of the exchange, the shares of the Premier Fund were held as capital assets in the hands of the Premier Fund shareholders.

        (l)     Each of the Core Fund and the Growth Fund will succeed to and take into account those tax attributes of the Rockhaven Fund and the Premier Fund, respectively, that are described in Section 381(c) of the Code.

        In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

    Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from asserting a contrary position. No ruling has been or will be requested from the Internal Revenue Service concerning the federal income tax consequences of the Acquisitions. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.
    Our opinion concerning certain of the federal tax consequences of the Acquisitions is limited to the specific federal tax consequences presented above. No opinion is expressed as to any transaction other than the Acquisitions, including any transaction undertaken in connection with the Acquisitions. In addition, this opinion does not address any other federal, estate, gift, state, local or foreign tax consequences that may result from the Acquisitions.
    Our opinion is void and may not be relied upon if (a) all the transactions described in the Agreements are not consummated in accordance with the terms of such Agreements and without waiver or breach of any material provision thereof, or (b) all of the representations, warranties, covenants, conditions, statements and assumptions upon which we relied are not true and accurate at all relevant times.
    This opinion is being delivered solely for the purpose of satisfying the requirements set forth in Section 9.5 of the respective Agreements. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

GODFREY & KAHN, S.C.